Exhibit 5.2

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

December 18, 2025

Lineage, Inc.

Lineage OP, LP

Lineage Logistics MTC, LLC

46500 Humboldt Drive

Novi, Michigan 48377

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Lineage, Inc., a Maryland corporation (the “Company”), Lineage OP, LP, a Maryland limited partnership (the “Operating Partnership”), and Lineage Logistics MTC, LLC, a Maryland limited liability company (the “MD Subsidiary Guarantor”), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the “Securities”): (a) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); (b) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”); (c) depositary shares of the Company (“Depositary Shares”), each representing a fractional interest in a share of Preferred Stock; (d) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Warrants”); (e) purchase contracts (“Purchase Contracts”), relating to one or more of the Securities; (f) units (“Units”) consisting of two or more other constituent Securities; (g) debt securities of the Company (“Company Debt Securities”); (h) debt securities of the Operating Partnership (“OP Debt Securities”); (i) debt securities of Lineage Europe Finco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Lineage Europe”) (“Lineage Europe Debt Securities”); (j) guarantees by the Company of (1) the obligations of the Operating Partnership under the OP Debt Securities and/or (2) the obligations of Lineage Europe under the Lineage Europe Debt Securities, as applicable (collectively, the “Company Guarantees”); (k) guarantees by the Operating Partnership of (1) the obligations of the Company under the Company Debt Securities and/or (2) the obligations of Lineage Europe under Lineage Europe Debt Securities, as applicable (collectively, the “OP Guarantees”); (l) guarantees by the MD Subsidiary Guarantor of (1) the obligations of the Company under the Company Debt Securities, (2) the obligations of the Operating Partnership under the OP Debt Securities and/or (3) the obligations of Lineage Europe under Lineage Europe Debt Securities, as applicable (collectively, the “Subsidiary Guarantees”); and (m) shares of Common Stock (the “Selling Stockholder Shares”) to be resold from time to time by certain securityholders of the Company to be named in the Registration Statement (as defined below) (the “Selling Stockholders”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

Lineage, Inc., et al.

December 18, 2025

In connection with our representation of the Company, the Operating Partnership and the MD Subsidiary Guarantor, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2.            The charter of the Company (the “Company Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The Amended and Restated Bylaws of the Company (the “Company Bylaws”), certified as of the date hereof by an officer of the Company;

4.            The Certificate of Limited Partnership of the Operating Partnership (the “Partnership Certificate”), certified by the SDAT;

5.            The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), certified as of the date hereof by an officer of the Company;

6.            The Articles of Organization of the MD Subsidiary Guarantor (the “Subsidiary Articles”), certified by the SDAT;

7.            The Amended and Restated Limited Liability Company Agreement of the MD Subsidiary Guarantor (the “Subsidiary LLCA”), certified as of the date hereof by an officer of the Company;

8.            Certificates of the SDAT as to the good standing of the Company, the Operating Partnership and the MD Subsidiary Guarantor, each dated as of a recent date;

9.            Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company (the “Company Board”), in the Company’s own capacity and in the Company’s capacity as the general partner of the Operating Partnership, relating to the registration of the Securities (the “Company Resolutions”), certified as of the date hereof by an officer of the Company;

10.            Resolutions (the “Subsidiary Resolutions”) adopted by the board of directors of Columbia Colstor, Inc., in its capacity as the sole member of the MD Subsidiary Guarantor, relating to the registration of the Subsidiary Guarantees (the “Subsidiary Resolutions”), certified as of the date hereof by an officer of the MD Subsidiary Guarantor;

11.            A certificate executed by an officer of the Company and of the MD Subsidiary Guarantor, dated the date hereof; and

Lineage, Inc., et al.

December 18, 2025

12.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company, the Operating Partnership or the MD Subsidiary Guarantor) is duly authorized to do so.

3.            Each of the parties (other than the Company, the Operating Partnership or the MD Subsidiary Guarantor) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Company Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law (the “MGCL”), the Company Charter, the Company Bylaws and the Company Resolutions (such approval referred to herein as the “Company Corporate Proceedings”).

6.            The issuance of, and certain terms of, the OP Debt Securities and OP Guarantees to be issued by the Operating Partnership from time to time will be authorized by the Company, in its capacity as general partner of the Operating Partnership, in accordance with and not in violation of the Maryland Revised Uniform Limited Partnership Act, the Partnership Certificate, the Partnership Agreement and the Company Resolutions (such approval referred to herein as the “OP Proceedings”).

Lineage, Inc., et al.

December 18, 2025

7.            The issuance of, and certain terms of, the Subsidiary Guarantees to be issued by the MD Subsidiary Guarantor from time to time will be authorized and approved by the board of directors of Columbia Colstor, Inc., or a duly authorized committee thereof, in its capacity as the sole member of the MD Subsidiary Guarantor, in accordance with and not in violation of the Maryland Limited Liability Company Act, the Subsidiary Articles, the Subsidiary LLCA and the Subsidiary Resolutions (such approval referred to herein as the “Subsidiary Company Proceedings”).

8.            Articles Supplementary classifying and designating the number of shares and the terms of any class or series of shares of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such shares of Preferred Stock.

9.            Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion, exchange or exercise of any other Securities convertible into or exchangeable or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company Charter.

10.            Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including (a) Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and (b) Preferred Securities represented by Depositary Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Company Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Company Charter.

11.            None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Company Charter or any comparable provision in the Articles Supplementary classifying any class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership is a limited partnership duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The MD Subsidiary Guarantor is a limited liability company duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

Lineage, Inc., et al.

December 18, 2025

2.            Upon the completion of all Company Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Company Resolutions and the Company Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.            Upon the completion of all Company Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Company Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.            Upon the completion of all Company Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.            Upon the completion of all Company Corporate Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

6.            Upon the completion of all Company Corporate Proceedings relating to Securities that are Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized.

7.            Upon the completion of all Company Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

8.            Upon the completion of all Company Corporate Proceedings relating to Securities that are Company Debt Securities, the issuance of the Company Debt Securities will be duly authorized.

9.            Upon the completion of all OP Proceedings relating to Securities that are OP Debt Securities, the issuance of the OP Debt Securities will be duly authorized.

10.          Upon the completion of all Company Corporate Proceedings relating to Securities that are Company Guarantees, the issuance of the Company Guarantees will be duly authorized.

11.          Upon the completion of all OP Proceedings relating to Securities that are OP Guarantees, the issuance of the OP Guarantees will be duly authorized.

Lineage, Inc., et al.

December 18, 2025

12.            Upon the completion of all Subsidiary Company Proceedings relating to Securities that are Subsidiary Guarantees, the issuance of the Subsidiary Guarantees will be duly authorized.

13.            Upon the completion of all Company Corporate Proceedings relating to the Selling Stockholder Shares, the issuance of the Selling Stockholder Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Company Resolutions, the Company Corporate Proceedings and the applicable agreement, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP